Exhibit 4.


                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         This Agreement (hereinafter the "Agreement") is entered into effective as of this 10 day of March , 2003 by and among Vital Health Technologies, Inc., a Minnesota corporation (hereinafter "VHI"), Caribbean American Health Resorts, Inc., a corporation (hereinafter "CAHR"), with respect to VHI's exchange of its common shares in exchange for all of the issued and outstanding securities held by the stockholders of CAHR (hereinafter the "CAHR Stockholders"), all of whom are the present owners of all the outstanding shares of common stock of CAHR.

                                    RECITALS:

         WHEREAS, the CAHR Stockholders own all of the issued and outstanding shares of common stock of CAHR which comprises 8,109,291 shares (the "CAHR Shares"). VHI desires to acquire all of the outstanding CAHR Shares solely in exchange for restricted common stock of VHI, making CAHR a wholly-owned subsidiary of VHI; and

         WHEREAS, CAHR and the CAHR Stockholders wish the CAHR Stockholders to acquire common stock of VHI in exchange for the CAHR Shares, as more fully set forth herein.

         WHEREAS, the parties desire this to be a tax free exchange as described in the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

     1. Share Exchange. The CAHR Stockholders are the present owners of all of
        --------------
the issued and outstanding CAHR Shares. It is hereby agreed that all of the CAHR Shares shall be acquired by VHI in exchange solely for shares of VHI restricted common stock (the "VHI Shares").

     2. Delivery of Shares. VHI and the CAHR agree that on the Closing Date or
        ------------------
at the Closing as hereinafter defined, all outstanding CAHR Shares shall be delivered to VHI in exchange for VHI Shares.


          (a) The VHI Shares will, subject to the conditions set forth herein, on the Closing Date or at the Closing, be delivered to the CAHR Stockholders in exchange for their CAHR Shares on the basis of one (1) VHI Share for each one
(1) CAHR Share.

          (b) At Closing, VHI shall, subject to the conditions set forth herein, issue a total of 8,109,291 VHI Shares to the CAHR Stockholders (so that such shareholders receive 97 1/2% of the issued and outstanding common shares of VHI after the closing, which percentage of ownership shall be maintained for 90 days after the closing). Such VHI Shares shall bear the following or similar restrictive legend:

      The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

          (c) Unless otherwise agreed by VHI and the CAHR, this transaction shall close only in the event VHI is able to acquire all of the outstanding CAHR Shares.

     3. Outstanding Securities. As of the Closing Date each one (1) CAHR
        ----------------------
Share issued and outstanding immediately prior to the Closing Date shall be exchanged for one (1) VHI Share. Thereafter, all such CAHR Shares shall be deemed to be owned by VHI. The holder of such certificates previously evidencing the CAHR Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such CAHR Shares except as otherwise provided herein or by law.

     4. Post-Execution Events. Upon execution of this Agreement, the following
        ---------------------
shall be accomplished:

          (a) The resignation of the existing VHI officers and directors and the appointment of new officers and directors as described in Section 11. (f) hereof.

          (b) VHI shall promptly, at its expense, fulfill its responsibility to prepare and file: appropriate Current Reports on Form 8-K with the Securities and Exchange Commission (the "SEC"), a post-effective amendment to its registration statement on Form SB-2 and such other filings with the SEC, such as a registration statement and/or proxy filing, as may be required.

          (c) VHI shall immediately file an Amendment to its Articles of Incorporation changing its name to "Caribbean American Health Resorts, Inc."

          (d) VHI shall immediately file a letter of Notification Pursuant to Rule 10b-17 advising the NASD of the name change and share exchange and file a request for a change of CUSIP number on an expedited basis with the CUSIP Service Bureau of Standard & Poors'.

     5. Other Matters.
        -------------

          (a) Subsequent to the closing of this transaction, and a concurrent transaction whereby certain VHI shareholders are selling 1,640,709 common shares, the remaining stockholders of VHI shall retain 250,000 shares, or 2 1/2% of the issued and outstanding common stock of VHI on an anti-dilutive basis (only for 90 days after the closing) in comparison to the shareholders of CAHR who shall be receiving 97 1/2% of the issued and outstanding common stock of VHI.

          (b) As part of this transaction, certain existing shareholders of VHI shall form a separate entity for the sole purpose of purchasing the heart screening technology of VHI in exchange for returning to VHI 1,850,000 shares of VHI common stock presently held by such shareholders. At closing, documents shall be executed evidencing same, including a list of those assets comprising the screening technology.

          (c) Prior to Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, VHI's capital stock after the date hereof and there shall be no dividends paid on VHI's capital stock.

          (d) VHI shall have received all requisite Board of Directors, stockholder and other approvals, if any, of the matters set forth herein.

          (e) VHI agrees that it will cause its transfer agent, without unnecessary delay, to transfer those outstanding VHI shares of common stock that are publicly resold pursuant to the resale provisions of Rule 144 of the Securities Act of 1933, as amended.

     6. Surrender and Issuance of Securities. On or as soon as practicable after
        ------------------------------------
the Closing Date CAHR shall cause the CAHR Stockholders to surrender for cancellation certificates representing their CAHR Shares, against delivery of certificates representing the VHI Shares for which their CAHR Shares are to be exchanged at Closing.

     7. Representations of CAHR Regarding CAHR Stockholders. With respect to the
        ---------------------------------------------------
CAHR Stockholders, CAHR hereby represents and warrants to the best of its knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

          (a) The CAHR Shares are free from claims, liens, or other encumbrances, and the CAHR Stockholders have good and marketable title to, and the unqualified right to transfer and dispose of, such CAHR Shares.

          (b) The CAHR Stockholders have no present intent to sell or dispose of the VHI Shares and are under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the VHI Shares.

          (c) Each CAHR Stockholder has the power to enter into this Agreement and to carry out his/her/its obligations hereunder. Each CAHR Stockholder is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and/or otherwise has such knowledge and experience in investment and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the VHI Shares.

     8. Representations Regarding CAHR. CAHR hereby represents and warrants as
        ------------------------------
follows, each of which representations and warranties shall also be true as of the Closing Date:

          (a) Except as noted on Exhibit "A", the CAHR Stockholders are the sole owners of record and beneficially own all of the issued and outstanding CAHR Shares.

          (b) The CAHR Stockholders, are the sole registered holders of the issued and outstanding CAHR Shares;

          (b) CAHR has no outstanding or authorized capital shares, warrants, options or convertible securities other than as described in Exhibit "A", attached hereto.

          (c) Since September 30, 2002, there has not been any material adverse changes in the financial position of CAHR except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of CAHR.

          (d) CAHR is not a party to any material litigation or any governmental investigation or proceeding and, to the knowledge of CAHR, no such litigation or investigation is threatened.

          (e) CAHR is in good standing in its jurisdiction of incorporation.

          (f) CAHR has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

          (g) CAHR has not breached, and there is no pending or threatened claim that CAHR has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or its properties is bound. CAHR has previously given VHI copies of or access to all material contracts, commitments and/or agreements to which CAHR is a party including all relationships or dealings with related parties or affiliates. The execution and performance hereof will not violate any provision of applicable law or any agreement to which CAHR is a party or by which it or its properties is bound.

          (h) CAHR has no subsidiary corporations.

          (i) CAHR has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of VHI prior to the Closing Date, during reasonable business hours and on reasonable notice.

          (j) CAHR has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by the Board of Directors of CAHR. The execution and performance of this Agreement does not and will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which CAHR is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute or regulation. The execution and performance of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation, as amended or bylaws of CAHR.

          (k) All information regarding CAHR, which is set forth herein or has otherwise been provided by CAHR to VHI is true and accurate in all material respects.

     9. Representations Regarding VHI. VHI hereby represents and warrants as
        -----------------------------
follows, each of which representations and warranties shall also be true as of the Closing Date:

          (a) As of the Closing Date, the VHI Shares, to be issued and delivered to all of the holders of CAHR Shares hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued VHI Shares, fully-paid and non-assessable.

          (b) VHI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by all necessary corporate action, including being duly authorized by the Board of Directors of VHI and by its shareholders as may be required by law. This Agreement and the consummation of the transactions described herein constitute the binding obligation of VHI, enforceable against VHI in accordance with its terms. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which VHI is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute, or regulation. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of VHI.

          (c) Since September 30, 2002, there have not been any material adverse changes in the financial condition of VHI. From the date hereof until the Closing Date, VHI shall not engage in any activity other than activities in anticipation of and in furtherance of the transactions described in this Agreement.

          (d) Except as set forth on Schedule 9(e), neither VHI nor, to its knowledge, any related party or affiliate of VHI, is a party to or the subject of any pending material litigation, claims, or governmental investigation or proceeding, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of VHI, threatened or contemplated against or affecting VHI, its properties, or any related party or affiliate of VHI.

          (e) VHI and each subsidiary of VHI as set forth on Schedule 9(e), is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and VHI and each Subsidiary of VHI presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

          (f) VHI has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

          (g) VHI's authorized capital stock shall, immediately prior to Closing, consist of: (i) 50,000,000 shares of common stock, $.01 par value, of which not more than 3,740,710 shares will be issued and outstanding immediately prior to Closing. All outstanding shares of capital stock of VHI are validly issued, fully paid and non-assessable. As of the date of this Agreement, there are not (and as of the Closing Date there will not be) any existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or un-issued capital stock or other securities of VHI. VHI is not, as of the date of this Agreement, nor will be as of the Closing Date, a party to any oral or written employment, consulting or severance agreement or any agreement similar to any of them.

          (h) VHI does not own, directly or indirectly, any of the capital stock or any other securities of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity except as et forth on Schedule 9(h) attached hereto and made a part hereof.

          (i) VHI has disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

          (j) The corporate financial records, minute books, and other documents and records of VHI have been made available to CAHR and the CAHR Stockholders prior to the Closing Date, during reasonable business hours and on reasonable notice.

          (k) VHI has not breached, and there is no pending or threatened claim that VHI has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which VHI is subject. VHI hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to CAHR and the CAHR Stockholders all relationships or dealings with related parties or affiliates.

          (l) The VHI common stock is currently quoted under the trading symbol "VHLT" on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

          (m) All information regarding VHI, which is set forth herein or has otherwise been provided by VHI to CAHR and the CAHR Stockholders is true and accurate in all material respects.

          (n) VHI is current in all material respects with regard to its reporting obligations with the SEC and, to VHI's knowledge, all reports filed with the SEC are materially true, complete and accurate, and there is no information or event required to be disclosed that has not been disclosed or will not be disclosed in any of VHI's public filings as of the date hereof and as of the Closing Date. All filings required to be made with the SEC or any state or local government to effect the transactions described herein have or will be made prior to Closing.

          (p) The affirmative vote of the holders of a majority of the issued and outstanding shares of VHI common stock entitled to vote is the only vote of the holders of any class or series of the VHI's capital stock necessary to consummate the transactions described in this Agreement, including amending the VHI's Articles of Incorporation in order to change the name of VHI to "Caribbean American Health Resorts, Inc." (q) VHI is not a party to any material litigation or any governmental investigation or proceeding and, to the knowledge of VHI, no such litigation or investigation is threatened.

     10. Closing. The Closing of the transactions described herein shall take
         -------
place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about the date of approval or effectiveness by the SEC of any registration statement or proxy filings required by this transaction, unless extended by mutual consent of all parties hereto.

     11. Conditions Precedent to the Obligations of the CAHR Stockholders. All
         ----------------------------------------------------------------
obligations of the CAHR Stockholders under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties regarding VHI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

          (b) VHI shall have performed and complied, in all material respects, with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

          (c) On or before the Closing, the Board of Directors of VHI shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions described herein.

          (d) On or before the Closing Date, VHI shall have delivered certified copies of resolutions of the Board of Directors of VHI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable VHI to comply with the terms of this Agreement including the election of CAHR's nominees to the Board of Directors of VHI and all matters outlined herein.

          (e) The holders of a majority of VHI's issued and outstanding common stock shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

          (f) Upon execution of this Agreement, the existing officers and directors of VHI shall have resigned in writing from all positions as directors and officers of VHI upon the election and appointment of the CAHR's nominees.

          (g) At the Closing, all instruments and documents delivered to the CAHR Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for CAHR.

          (h) At the Closing, upon consummation of the transactions, VHI shall have the authorized capital as described in Section 9(g) hereof.

          (i) The VHI Shares to be issued to the CAHR Stockholders at Closing will be validly issued, non-assessable and fully-paid under applicable corporation law and will be issued in compliance with all federal, state and applicable securities laws.

          (j) At the Closing, VHI shall have delivered to the CAHR Stockholders an opinion of its counsel dated as of the Closing to the effect that:

                           (i) VHI is a corporation duly organized, validly
existing and in good standing under the laws of the jurisdiction of incorporation;

                           (ii) VHI and its shareholders have authorized the
execution, delivery and performance of this Agreement by all necessary corporate action, and subject to certain limitations relating to bankruptcy, insolvency, reorganization. Fraudulent conveyance or similar laws, rules and regulations affecting enforcement of creditors' rights and remedies generally, the Agreement is a valid and binding obligation of VHI enforceable in accordance with its terms.

                           (iii) The VHI Shares to be issued pursuant to Section
2 hereof, when issued, will be duly and validly issued, fully paid and nonassessable;

                           (iv) VHI has the corporate power to execute, deliver
and perform all of its obligations under this Agreement.

     12. Conditions Precedent to the Obligations of VHI. All obligations of VHI
         ----------------------------------------------
under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) The representations and warranties regarding the CAHR Stockholders and CAHR contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

          (b) The CAHR Stockholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

          (c) The CAHR Stockholders shall deliver a letter commonly known as an "Investment Letter", in substantially the form attached hereto and made a part hereof as Exhibit "B", acknowledging that the VHI Shares are being acquired for investment purposes.

     13. Press Releases. VHI and CAHR shall consult with the other as to the
         --------------
form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions described herein; provided, however, that nothing in this Section 13 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws, provided that the disclosing party shall provide the non-disclosing party with reasonable advance notice thereof and any text of such disclosure.

     14. Indemnification. For a period of two years from the Closing Date, VHI
         ---------------
agrees to indemnify and hold harmless the CAHR Stockholders and CAHR, and the CAHR Stockholders and CAHR agree to indemnify and hold harmless VHI at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident of any of the forgoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's material breach of a covenant, representation or warranty, or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     15. Nature and Survival of Representations. All representations, warranties
         --------------------------------------
and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     16. Documents at Closing. At the Closing, the following documents shall be
         --------------------
delivered:

          (a) CAHR will deliver, or will cause to be delivered, to VHI the following:

               (i) a certificate executed by the President and Secretary of CAHR to the effect that to the best of their knowledge and belief all representations and warranties made regarding CAHR under this Agreement are true and correct as of the Closing, the same as though originally given to VHI on said date;

               (ii) a certificate from the jurisdiction of incorporation of CAHR dated at or about the Closing to the effect that CAHR is in good standing under the laws of said jurisdiction;

               (iii) corporate resolutions of CAHR's Board of Directors authorizing the transactions described in this Agreement;

               (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

               (v) all other items, the delivery of which is a condition precedent to the obligations of VHI, as set forth herein;

          (b) The CAHR Stockholders will deliver or cause to be delivered to
VHI:

               (i) The certificates representing their respective CAHR Shares;

               (ii) Investment Letters in the form attached hereto as Exhibit "B" executed by each of the CAHR Stockholders;

          (c) VHI will deliver or cause to be delivered to the CAHR
Stockholders:

               (i) stock certificates representing those securities of VHI to be issued as a part of the exchange as described in Sections 2 and 6 hereof;

               (ii) a certificate of the President and Secretary of VHI, to the effect that, to the best of their knowledge and belief, all representations and warranties of VHI made under this Agreement are true and correct as of the Closing, the same as though originally given to the CAHR Stockholders on said date;

               (iii) certified copies of resolutions adopted by VHI's Board of Directors authorizing the transactions described herein and all related matters and such consents of VHI's stockholders as are required to consummate the transactions described herein;

               (iv) opinion of VHI's counsel as described in Section 11.(j) above;

               (v) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (vi) resignation of all of the officers and directors of VHI?????[at execution]; and

               (vii) all other items, the delivery of which is a condition precedent to the obligations of the CAHR Stockholders, as set forth in Section 11 hereof.

     17. Finder's Fees. Except as set forth on Schedule 17, VHI represents and
         -------------
warrants to the CAHR Stockholders and CAHR, and the CAHR Stockholders and CAHR represent and warrant to VHI, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, VHI on the one hand, and the CAHR Stockholders and CAHR, jointly and severally, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.


     18. Miscellaneous.
         -------------

                  (a) Further Assurances. At any time, and from time to time,
                      ------------------
after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) Waiver. Any failure on the part of any party hereto to
                      ------
comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) Termination. All obligations hereunder may be terminated
                      -----------
at the discretion of either VHI's or CAHR's Board of Directors if (i) the closing conditions specified in Sections 11 and 12 are not met by September 1, 2003, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

                  (d) Amendment. This Agreement may be amended only in writing
                      ---------
as agreed to by all the parties hereto.

                  (e) Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:


         If to VHI:                Vital Health Technologies, Inc.
                                   855 Village Center Drive, Suite 315
                                   North Oaks, Minnesota 55127


         With a copy to:           Gregg E. Jaclin, Esq.
                                   Anslow & Jaclin, LLP
                                   4400 Route 9, 2nd Floor
                                   Freehold, NJ 07728

         If to CAHR and the        Caribbean American Health Resorts, Inc.
         CAHR Stockholders:        9454 Wilshire Boulevard, Suite 600
                                   Beverly Hills, California 90212
                                   Attn: Hal Martin, CEO

         With a copy to:           Gary L. Blum, Esq.
                                   3278 Wilshire Boulevard, Suite 603
                                   Los Angeles, California 90010

                 (f) Headings. The section and subsection headings in this
                     --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (g) Counterparts. This Agreement may be executed
                     ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (h) Binding Effect. This Agreement shall be binding upon the
                     --------------
parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                 (i) Entire Agreement. This Agreement and the attached Exhibits
                     ----------------
constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                 (j) Time. Time is of the essence.
                     ----

                 (k) Severability. If any part of this Agreement is deemed to
                     ------------
be unenforceable the balance of the Agreement shall remain in full force and effect.

                 (l) Governing Law. This Agreement shall be governed by, and
                     -------------
construed and enforced in accordance with, the laws of the State of Minnesota, without regard to conflicts or choice of law provisions of the State of Minnesota.

                 (m) Responsibility and Costs. Except as may be agreed by the
                     ------------------------
parties, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless such party has agreed otherwise with any such person.


                 (n) Parties in Interest; No Third Party Beneficiaries. Except
                     -------------------------------------------------
as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.


                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

CARIBBEAN AMERICAN HEALTH RESORTS, INC.


By: /s/ Halton Martin
    ----------------------------------


VITAL HEALTH TECHNOLOGIES, INC


By: /s/ Lloyd Woelfle
    ----------------------------------